EXHIBIT 13

SARBANES-OXLEY ACT SECTION 906 CERTIFICATIONS

In connection with this annual report on Form 20-F of Tevecap S.A. for the period ended December 31, 2003, Leila Abraham Loria, Chief Executive Officer of Tevecap S.A. and Carlos Eduardo Malagoni, Chief Financial Officer of Tevecap S.A., each hereby certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.                                       this Form 20-F for the period ended December 31, 2004 fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.                                       the information contained in this Form 20-F for the period ended December 31, 2004 fairly presents, in all material respects, the financial condition and results of operations of Tevecap S.A.

Date: July 15, 2005	/s/ Leila Abraham Loria
Leila Abraham Loria
Chief Executive Officer

Date: July 15, 2005	/s/ Carlos Eduardo Malagoni
Carlos Eduardo Malagoni
Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Tevecap S.A. and will be retained by Tevecap S.A. and furnished to the Securities and Exchange Commission or its staff upon request.